Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238981 on Form S-8 of our report dated March 19, 2021, relating to the financial statements of Applied Molecular Transport Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Francisco, California

March 19, 2021